                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           ---------------------------


                                EARTHCARE COMPANY
                (Name of Registrant as Specified In Its Charter)

                     --------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials:
     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                                EARTHCARE COMPANY
                               14901 QUORUM DRIVE
                                    SUITE 200
                               DALLAS, TEXAS 75240

                                  April 9, 1999



Dear Stockholder:

     You are cordially invited to attend the 1999 Annual Meeting of Stockholders of EarthCare Company ("EarthCare") to be held on May 6, 1999 at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75240. The meeting will begin promptly at 10:00 a.m., local time.

     The items of business to be addressed at the Annual Meeting are listed in the attached Notice of Annual Meeting of Stockholders and are more fully described in the Proxy Statement provided herewith. In addition to these matters, members of management will report on EarthCare's operations, followed by a period for questions and discussion.

     Management hopes that you will be able to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please date, sign, and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting. If you do attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card.

     On behalf of your Board of Directors, thank you for your continued support and interest in EarthCare.

                                                   Sincerely,



                                                   /s/ DONALD F. MOOREHEAD, JR.
                                                   -----------------------------
                                                   Donald F. Moorehead, Jr.
                                                   Chairman and
                                                   Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of EarthCare Company ("EarthCare") will be held at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas 75240 on May 6, 1999 at 10:00 a.m., local time, for the following purposes, as more fully described in the Proxy Statement provided herewith:

         (1) To elect two (2) directors to serve until the 2002 Annual Meeting of Stockholders;

         (2) To consider and act upon a proposal to approve EarthCare's 1999 Stock Option Plan;

         (3) To ratify the appointment of PricewaterhouseCoopers LLP as EarthCare's independent auditors; and

         (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only the holders of record of EarthCare's Common Stock at the close of business on March 25, 1999 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on March 25, 1999, will be available at the Annual Meeting of Stockholders for examination by any stockholder, his agent, or his attorney.

                                         By Order of the Board of Directors,



                                         /s/ JAMES E. FARRELL
                                         ---------------------------------------
                                         James E. Farrell
                                         Secretary


Dallas, Texas
April 9, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                EARTHCARE COMPANY
                          14901 QUORUM DRIVE, SUITE 200
                               DALLAS, TEXAS 75240



                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1999

         The 1999 Annual Meeting of Stockholders (the "Annual Meeting") of EarthCare Company ("EarthCare") will be held on May 6, 1999, for the purposes set forth in the Notice of Annual Meeting of Stockholders attached hereto and as described herein. The enclosed form of proxy is solicited by the Board of Directors of EarthCare (the "Board" or "Board of Directors") and the cost of the solicitation will be borne by EarthCare. When a proxy is properly executed and returned, the shares of common stock, $.0001 par value per share (the "Common Stock"), represented thereby will be voted as directed at the Annual Meeting or any adjournment thereof or, if no direction is indicated, such shares of Common Stock will be voted in favor of the proposals set forth in the Notice of Annual Meeting of Stockholders attached hereto (collectively, the "Proposals") and any other matter that may properly come before the Annual Meeting. Any holder of Common Stock (Stockholder") giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of EarthCare, by delivering a later-dated proxy to EarthCare or by voting in person at the Annual Meeting.

         Only holders of Common Stock of record as of the close of business on March 25, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, EarthCare had outstanding 9,928,344 shares of Common Stock. Holders of Common Stock of record as of the close of business on the Record Date are entitled to cast one vote for each share held. No cumulative voting rights are authorized and dissenters' rights for Stockholders are not applicable to the matters being proposed. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of Common Stock of EarthCare on or about April 13, 1999.

         The presence in person or by proxy of holders of a majority of the shares of Common Stock outstanding will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote is required to elect directors. With respect to the other Proposals and any other matter that may properly come before the Annual Meeting, the approval of such Proposals or such other matter requires the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote thereon. Brokers who hold shares of Common Stock in street name for beneficial owners may be entitled to exercise discretionary voting power with respect to the Proposals, including the election of directors, if voting instructions have not been received from the beneficial owners within ten
(10) days before the Annual Meeting. Abstentions with respect to a Proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions have no effect on the outcome of any vote, including the election of directors.

                                   PROPOSAL 1:
                              ELECTION OF DIRECTORS

         EarthCare's Amended and Restated Certificate of Incorporation (the "Certificate") provides for up to fifteen (15) directors and divides the Board into three (3) classes with the directors in each class serving a term of three years. The Certificate provides for the Board of Directors to determine the actual number of directors composing the Board and there are currently seven (7) directors serving on the Board. The terms of Elroy "Gene" Roelke and Kenneth R. Peak, the Class I members, expire at the Annual Meeting. Mr. Peak has declined to stand for re-election. Mr. Roelke has been nominated by the Board to stand for re-election, and Earl E. DeFrates has been nominated by the Board for election, as directors at the Annual Meeting to serve until the 2002 Annual Stockholders' Meeting or until their successors are duly elected and qualified.

         Except as otherwise provided herein, the proxy solicited hereby cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board has no reason to believe that either of the director nominees will be unavailable to serve as directors, if elected. However, if at the time of the Annual Meeting either of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxies will vote as recommended by the Board to elect a substitute nominee recommended by the Board. In no event, however, will a proxy be voted to elect more than two (2) directors.

         Set forth below is information concerning the incumbent directors and the nominees for reelection or election to the Board to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. This information includes for the nominees, and for each of the incumbent directors, certain biographical information, a brief description of each such individual's principal occupation and business experience during the past five years and directorships of companies (other than EarthCare) presently held, which information has been provided by the respective individuals.

NOMINEES FOR ELECTION

         Elroy "Gene" Roelke (age 69), has served as a Director of EarthCare since May 1998. Mr. Roelke has served as the Chairman and Founder of the Knollwood Mercantile Company, a retail convenience and liquor store company, from 1985 to the present. From 1989 to 1996, Mr. Roelke served as Senior Vice President and General Counsel of the Renaissance Capital Group, an investment management company, and also served as the administrator of the Portfolio Management Division and as a director designee to portfolio companies. Mr. Roelke served as the President and Director of Island Marine Supply Company, a marine supply company and was managing partner for Roelke & Jordan, a law firm located in Dallas, Texas. From July 1997 to May 1998, Mr. Roelke also served as Chairman of the Board of Microlytics, Inc., the predecessor corporation to EarthCare. Mr. Roelke is a director and member of the audit committee of Tutogen Medical, Inc., a medical technology company.

         Earl E. DeFrates(age 55), has served as Chief Financial Officer of Waste Management, Inc. (formerly USA Waste Services, Inc.), an international solid waste company, from 1990 to the present and as Executive Vice President from May 1994 to the present. Prior thereto, Mr. DeFrates was employed by Acadiana Energy Inc. (formerly Tatham Oil & Gas, Inc.), an energy company, serving in various officer capacities including Chief Financial Officer, from 1980 through 1990.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE
DIRECTOR NOMINEES.

INCUMBENT DIRECTORS -- TERM EXPIRING 2000

         Terry W. Patrick (age 52), has served as Director and President and Chief Operating Officer of EarthCare since June 1998. Mr. Patrick served as Chief Operating Officer of Eastern Environmental, a solid waste management company, from June 1996 to December 1997. From August 1994 to April 1996, he was a private investor and/or served as President and was the founder of Chem-Mark Services, a commercial chemical manufacturing and distributing company. From August 1993 to August 1994, he served as President and Chief Executive Officer of EDM Corporation, a subsidiary of USA Waste Services, Inc. ("USA Waste"), a solid waste management company. From April 1990 to August 1993, he served as President and Chief Operating Officer of USA Waste.

         William P. Hulligan (age 55), has served as Director of EarthCare since June 1998. Mr. Hulligan has been a private investor since November 1997. Mr. Hulligan was employed by Waste Management, Inc. ("Waste Management"), an international solid waste company, from 1979 to November 1997. The last position held by Mr. Hulligan at Waste Management was Executive Vice President. Mr. Hulligan currently serves on the Board of Directors for NSC Corporation, an asbestos abatement company, and has been a board member of John Carroll University since 1994.

         Brian Rosborough (age 58), has served as a Director of EarthCare since December 16, 1998. Mr. Rosborough is the Chairman and Founder of Earthwatch Institute, a sponsor of conservation science. Mr. Rosborough has been involved in social venture capital since leaving the investment banking business in 1972. Mr. Rosborough serves as a trustee of several civic and educational institutions.

INCUMBENT DIRECTORS-TERM EXPIRING 2001

         Donald F. Moorehead, Jr. (age 48), has served as Chairman of the Board and Chief Executive Officer of EarthCare since June 1998. From August 1997 to June 1998, he was a private investor. Mr. Moorehead served as Vice Chairman and Chief Development Officer of USA Waste, a company he founded, from May 1994 through August 1997. From October 1990 until May 1994, he served as Chairman of the Board and Chief Executive Officer of USA Waste. Mr. Moorehead has served as Director for the Environmental Research and Education Foundation since November of 1996. Mr. Moorehead serves on the board of FYI, Inc., a document and information outsourcing company, and United Road Services, Inc., a towing and transport service company. Mr. Moorehead was a member of the compensation committee for FYI, Inc.

         Raymond M. Cash (age 68), a founder of EarthCare, has served as Vice Chairman of the Board of EarthCare since June 1998. Mr. Cash is the founder of two solid waste companies, Sanifill, Inc., and Southern States Environmental Services, Inc. From August 1997 to June 1998, he served as Chairman of the Board and Chief Executive Officer of EarthCare. From 1993 to 1997, he served as Chairman and President of Resource, Recovery, Transfer & Transportation, Inc., a solid waste company.

MEETINGS OF THE BOARD OF DIRECTORS

         During 1998, the Board met four times (including regularly scheduled and special meetings). All of the directors attended at least 75% of all meetings of the Board held during the period that the directors were members of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

         EarthCare's Bylaws provide that the Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate an Executive Committee, an Audit Committee, a Compensation Committee and one or more other committees, each consisting of three or more Directors.

         AUDIT COMMITTEE. The Audit Committee currently consists of three directors, Messrs. Hulligan, Peak and Roelke. Mr. Hulligan serves as Chairman of the Audit Committee. The Audit Committee selects EarthCare's auditors, reviews the audit and has authority customary for an audit committee. The Audit Committee held one meeting during 1998.

         COMPENSATION COMMITTEE. The Compensation Committee currently consists of three directors, Messrs. Cash, Roelke and Rosborough. Mr. Cash serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for (i) reviewing, approving, recommending and reporting to the Chief Executive Officer and the Board of Directors matters regarding the compensation of EarthCare's executive officers and other key employees and compensation levels or plans affecting the compensation of EarthCare's other employees and (ii) administering EarthCare's 1999 Stock Option Plan. The Compensation Committee held one meeting during 1998.

         EXECUTIVE COMMITTEE. The Executive Committee currently consists of four directors, Messrs. Cash, Hulligan, Moorehead and Patrick. Mr. Moorehead serves as Chairman of the Executive Committee. The Executive Committee is authorized by the Board to take all action which may be delegated by the Board under the Delaware General Corporation Law. The Executive Committee held one meeting during 1998.

                                   PROPOSAL 2:
                     APPROVAL OF THE 1999 STOCK OPTION PLAN

         The primary purpose of EarthCare's 1999 Stock Option Plan (the "Stock Option Plan"), which was approved by the Board of Directors on September 22, 1998, is to promote the interests of EarthCare by attracting and retaining employees and non-employee directors, providing additional incentives to employees, non-employee directors and consultants to work to increase the value of the Common Stock and providing a stake in the future of EarthCare that corresponds to the stake of each of EarthCare's Stockholders. The Board has adopted and recommends that the Stockholders approve the Stock Option Plan.

         The material features of the Stock Option Plan are described below.


ADMINISTRATION

         The Stock Option Plan is administered by the Compensation Committee (composed solely of non-employee directors). Subject to the provisions of and in accordance with the Stock Option Plan, the

Compensation Committee has the power to (i) grant options, (ii) determine those persons to whom options will be granted, (iii) interpret the Stock Option Plan, and (iv) make all other determinations and take all other actions necessary or desirable for the administration of the Stock Option Plan.

TERMS

         The options under the Stock Option Plan are either incentive stock options as described in Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs") or non-incentive stock options ("non-ISOs"). The Compensation Committee will determine whether an option is intended to be an ISO or non-ISO under the Stock Option Plan, unless and until the aggregate fair market value of the underlying stock subject to an ISO exceeds $100,000 in the year such ISO first becomes exercisable, then such option shall automatically be considered a non-ISO. The exercise price of an option granted under the Stock Option Plan is the fair market value of a share of the Common Stock on the date of grant, unless the option is an ISO granted to an employee that is a ten percent stockholder, then the exercise price will be at least 110% of the fair market value of a share of Common Stock on the date of grant. Under the Stock Option Plan, the Compensation Committee will have discretion concerning the timing of grants, number of shares of Common Stock subject to any option, and the periods during which any option may be exercised. Options will be exercisable until the earlier of (i) the fifth anniversary of the date of the grant of an ISO if the employee is a ten percent stockholder on the date of the grant of the option or
(ii) the tenth anniversary of the date the option is granted if the option is a non-ISO or an ISO that is granted to an employee that is not a ten percent stockholder on the date of the grant. Any option that is an ISO will incorporate the restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") relating to exercise of the option, as discussed below.

         An option granted under the Stock Option Plan cannot be sold or transferred except by will or the laws of descent and distribution. In the event of a change of control of the corporation, all outstanding options under the Stock Option Plan will vest in full. A change of control occurs (i) upon a change of control that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act") or any successor thereto; (ii) if any person or group of persons is or becomes the beneficial owner, directly or indirectly, of capital stock of EarthCare, the holders of which are entitled to vote, representing that percentage of EarthCare's then outstanding voting stock equal to or greater than 30% of all such voting stock; (iii) if individuals who constitute the Board on the effective date of the Stock Option Plan cease for any reason to constitute at least a majority thereof; (iv) if EarthCare combines with another person or entity, whether through a merger, asset sale, reorganization or otherwise, and (A) any person or group of persons holds at any time after such combination, voting stock equal to or greater than 30% of all such voting stock determined by reference to the voting securities of the surviving entity, or (B) EarthCare's directors, as of the date immediately before such combination, constitute less than a majority of the board of directors of the combined entity; (v) if the stockholders of EarthCare approve any merger, consolidation or share exchange as a result of which the voting stock of EarthCare shall be changed, converted or exchanged (other than a merger solely with a wholly owned subsidiary of EarthCare) or any dissolution or liquidation of EarthCare or any sale or the disposition of 50% or more of the assets or business of EarthCare or any sale or the disposition of 50% or more of the assets or business of EarthCare in a single transaction or in a series of transactions; (vi) if the stockholders of EarthCare approve any merger or consolidation to which EarthCare is a party or a share exchange in which EarthCare shall exchange its shares for shares of another corporation as a result of which the persons who were stockholders of EarthCare immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than

70% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange; or (vii) if both the incumbent chief executive officer and chief operating officer of EarthCare on the date hereof leave the employ of EarthCare for a period in excess of twelve months. The Compensation Committee has the specific authority to determine whether a change of control has transpired under the Stock Option Plan and is required to give each holder of an option notice of a change of control. If an employee's employment with EarthCare is terminated, unless otherwise provided in the employee's employment agreement, the employee will be entitled to all vested options as of the termination date and all unvested options will lapse and be null and void.

TERMINATION AND AMENDMENT

         The Board has the right to amend the Stock Option Plan to the extent the Board deems necessary or appropriate from time to time; provided, however, that in the event such amendment increases the number of shares of Common Stock authorized for issuance under the Stock Option Plan or changes the class of employees eligible for ISOs, no further ISO grants will be made until stockholder approval of the amendment is obtained within twelve months of the date the amendment is adopted by the Board. The Board may also suspend the granting of options at any time and may terminate the Stock Option Plan at any time; provided, however, that the Board and the Compensation Committee may not cancel, modify or amend any outstanding options granted under the Stock Option Plan unless the employee consents in writing to the modification, amendment or cancellation; there is a dissolution or liquidation of EarthCare; or in order to satisfy any condition or requirement under Rule 16b-3 of the 1934 Act. No option will be granted under the Stock Option Plan on or after the earlier of ten years from the effective date of the Stock Option Plan, in which case the Stock Option Plan will be continued until all outstanding options are exercised or are no longer exercisable, or the date on which all of the Common Stock authorized under the Stock Option Plan has been issued or is no longer available for use under the Stock Option Plan, in which case the Stock Option Plan will terminate on such date.

ELIGIBILITY

         The class of persons eligible to receive a non-ISO grant pursuant to the Stock Option Plan consists of employees, non-employee directors and consultants of EarthCare or any entity that is under common control with EarthCare. The class of persons eligible to receive an ISO grant pursuant to the Stock Option Plan consists of employees of EarthCare, any subsidiary or parent company.


STOCK SUBJECT TO THE PLAN

         As of April 8, 1999, 331,204 shares of Common Stock were reserved for issuance upon exercise of options previously granted under the Stock Option Plan and 1,168,796 shares of Common Stock remained available for the grant of future options under the Stock Option Plan. Options to acquire 174,500 shares of Common Stock have been granted to employees and officers, not including executive officers. Messrs. Moorehead (Chairman and Chief Executive Officer) and Patrick (President and Chief Operating Officer) each received options to acquire 43,352 shares and Mr. Farrell (Vice President and Chief Financial Officer) received options to acquire 70,000 shares of Common Stock pursuant to the Stock Option Plan, representing approximately 44% of the options granted pursuant to the Stock Option Plan. The executive officers as a group received options to acquire 156,704 shares of Common Stock pursuant to the Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

         A participant in the Stock Option Plan is not taxed on the grant of an ISO or a non-ISO option. To qualify as an ISO and avoid taxation on the difference between the exercise price and the fair market value of the Common Stock at exercise, an ISO must not be exercised for two years from the date of grant and the underlying Common Stock received by the employee upon exercise of the option must not be sold or transferred until an additional year after the date of exercise. For an option to qualify as an ISO, the employee must be an employee of EarthCare, a parent or subsidiary of EarthCare at all times during the period beginning on the date of the grant of the option and ending three months prior to exercise of the option.

         Upon exercise of a non-ISO, the holder generally recognizes ordinary income equal to the excess, if any, of the fair market value of the shares of stock transferred on the date of the exercise over the exercise price. EarthCare is generally entitled to an income tax deduction in the year of exercise in an amount equal to the ordinary income recognized by the holder. EarthCare's deduction, however, is subject to a $1 million limitation on the deduction of certain employee remuneration under Section 162(m) of the Internal Revenue Code, unless an exemption for performance-based compensation under such section applies. Depending upon the period that the shares of stock were held after exercise, the sale or other taxable disposition of shares acquired through the exercise of an option generally will result in ordinary income or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of the shares when the option was exercised.

EFFECTIVE DATE

         The effective date of the Stock Option Plan is September 22, 1998, the date of adoption by the Board; provided, however, that no ISO shall be effective unless the Stockholders approve the adoption of the Stock Option Plan within twelve (12) months after the effective date.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE STOCK OPTION PLAN.

                                   PROPOSAL 3:
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP ( "Arthur Andersen") audited the accounts of EarthCare and its subsidiaries for fiscal year 1997 and during the subsequent interim periods of fiscal year 1998 until December 16, 1998. On December 16, 1998, EarthCare informed Arthur Andersen that it would no longer be engaged as the principal accountant to audit EarthCare's financial statements for the fiscal year ending December 31, 1998 and terminated the relationship. On December 16, 1998, EarthCare engaged PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as its new independent accountants, effective December 16, 1998.

         Arthur Andersen's reports on the financial statements for fiscal year 1997 did not contain any adverse opinions or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal year ended December 31, 1997 and during the subsequent interim periods, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During fiscal year 1997, no "reportable events" (as described in Item 304(a)(1)(v) of Regulation S-K, promulgated under the 1934 Act) occurred. At EarthCare's request, Arthur Andersen furnished a letter addressed to the Securities and Exchange Commission stating it agreed with the statements made by EarthCare in response to Item 304 of Regulation S-K in EarthCare's Form 8-K. Arthur Andersen's letter is incorporated by reference as an exhibit to this document.

         The decision to change accountants was recommended by EarthCare's management and approved by the Board of Directors. During fiscal year 1997 and through December 16, 1998, EarthCare had not consulted with PricewaterhouseCoopers concerning their financial statements, including the following items: an audit of EarthCare's financial statements as the principal accountant, an audit of a significant subsidiary as an independent accountant, the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on EarthCare's financial statements or any matter which concerned a disagreement or "reportable event" with the previous independent accountants.

         PricewaterhouseCoopers has been appointed by the Audit Committee to act as its independent public accountants for EarthCare's fiscal year ending December 31, 1999, subject to ratification by the stockholders at the Annual Meeting. Should this firm be unable to perform the requested services for any reason or not be ratified by the stockholders, the Audit Committee will appoint other independent auditors to serve for the remainder of the year. A representative of PricewaterhouseCoopers will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS EARTHCARE'S INDEPENDENT AUDITORS.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

           The following table sets forth the beneficial ownership of shares of Common Stock as of April 9, 1999 for (i) directors of EarthCare, (ii) the Chief Executive Officer and named executive officers, (iii) the directors and executive officers of EarthCare as a group and (iv) each person who is a stockholder of EarthCare holding more than a five percent (5%) interest in EarthCare.

                                                       NUMBER OF
                                                       SHARES OF     PERCENT OF
                                                        COMMON        COMMON
                                                         STOCK         STOCK
                                                      BENEFICIALLY  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                OWNED(1)       OWNED
------------------------                              ------------  ------------
Raymond M. Cash (2)                                      3,642,500       37%

Cash Family Limited Partnership                          1,658,750       17%

Donald F. Moorehead, Jr. (3)                             1,272,500       13%

Terry W. Patrick (4)                                       330,000        3%

James E. Farrell(5)                                              0        *

William P. Hulligan(6)                                     100,000        1%

Elroy "Gene" Roelke (7)                                     50,000        *

Brian Rosborough(8)                                              0        *

Kenneth R. Peak(9)                                          10,000        *

All executive officers & directors as a                  5,405,000       54%
group (7 persons)

(1) Include shares of Common Stock that may be acquired upon the exercise of stock options exercisable within 60 days. Each person name above has sole voting and dispositive power with respect to all the shares listed opposite such person's name, unless indicated otherwise. Unless indicated otherwise, each stockholder's address is 14901 Quorum Drive, Suite 200, Dallas, Texas 75240.

(2) These shares are held in a voting trust of which Mr. Cash is trustee and has sole voting power. Includes 1,251,534 shares held by Mr. Cash and 1,658,750 shares held by the Cash Family Limited Partnership, which is controlled by an entity controlled by Mr. Cash. Does not include 44,925 shares held by Mr. Cash's wife, for which shares Mr. Cash disclaims beneficial ownership.

(3) Includes 418,000 shares held by Moorehead Property Company Ltd., a company controlled by Mr. Moorehead.

(4) Includes 320,000 shares held by Beacon Holdings Limited, a family limited partnership of which Mr. Patrick is a general partner, and warrants to acquire 10,000 shares.

(5) Does not include options to purchase 70,000 shares of Common Stock not exercisable within 60 days.

(6) Does not include options to purchase 25,000 shares of Common Stock not exercisable within 60 days.

(7) Includes warrants to acquire 25,000 shares of Common Stock that are exercisable within 60 days. Does not include options to purchase 25,000 shares of Common Stock not exercisable within 60 days.

(8) Does not include options to purchase 25,000 shares of Common Stock not exercisable within 60 days.

(9) Includes options to acquire 10,000 shares of Common Stock that are exercisable within 60 days.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the compensation paid to EarthCare's Chief Executive Officer and the named executive officer.

                                                       ANNUAL COMPENSATION                             LONG-TERM COMPENSATION
                                          -----------------------------------------               --------------------------------
                                                                                   OTHER          SECURITIES
            NAME AND                                                               ANNUAL         UNDERLYING          ALL OTHER
       PRINCIPAL POSITION                 YEAR   SALARY($)(3)     BONUS($)     COMPENSATION($)    OPTIONS(#)       COMPENSATION($)
       ------------------                 ----   ------------     --------     ---------------    ----------       ---------------
Don Moorehead .................           1998     $     0        $     0(4)     $     0          568,352(4)        $     0
  Chairman and Chief
  Executive Officer (1)

Raymond Cash ..................           1998     $     0        $     0        $     0                0           $     0
  Chief Executive                         1997     $     0        $     0        $     0          162,500(5)
  Officer (2)

Terry W. Patrick ..............           1998     $     0        $     0(4)     $     0          568,352(4)        $     0
  President and Chief
  Operating Officer

James E. Farrell ..............           1998     $19,958        $     0        $     0           70,000           $     0
  Vice President and Chief
  Financial Officer (6)

Kenneth R. Peak ...............           1998     $33,846        $     0        $     0           10,000           $     0
  Vice President and Chief
  Financial Officer (7)


----------
(1)      Mr. Moorehead was elected Chief Executive Officer on June 29,1998

(2) Mr. Cash served in the indicated position from August 19,1997 and resigned from such position effective June 29, 1998.

(3)      Represents annual salary.

(4) Includes bonus grant for fiscal 1998 of options to acquire 43,352 shares of Common Stock granted on March 1, 1999 at an exercise price of $14.50 per share.

(5) Mr. Cash exercised these options to acquire these shares effective April 30, 1998 at an exercise price of $.65 per share.

(6) Mr. Farrell became Vice President and Chief Financial Officer effective October 9, 1998.

(7) Mr. Peak resigned as Vice President and Chief Financial Officer effective October 9, 1998.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding stock option grants for the year ended December 31, 1998 to the Chief Executive Officer and the named executive officers:

                                                          INDIVIDUAL GRANTS                             POTENTIAL REALIZABLE
                                      ---------------------------------------------------------           VALUE AT ASSUMED
                                                                                                        ANNUAL-RATES-OF-STOCK
                                                                                                        PRICE APPRECIATION
                                      NUMBER OF      PERCENT OF                                          FOR OPTION TERM (1)
                                      SECURITIES    TOTAL OPTIONS                                    --------------------------
                                      UNDERLYING     GRANTED TO      EXERCISE
                                       OPTIONS      EMPLOYEES IN     PRICE PER       EXPIRATION
                                       GRANTED       FISCAL 1998       SHARE            DATE            5%               10%
                                      ----------    ------------     ---------       ----------      ---------        ---------
DONALD F. MOOREHEAD, JR.............   175,000         22%             $ 6.00          6/30/08       3,193,610        5,557,412
                                       150,000                         $15.00          6/30/08       1,387,380        3,413,496
                                       200,000                         $25.00          6/30/08              --        2,551,327

TERRY W. PATRICK ...................   175,000         22%             $ 6.00          6/30/08       3,193,610        5,557,412
                                       150,000                         $15.00          6/30/08       1,387,380        3,413,496
                                       200,000                         $25.00          6/30/08              --        2,551,327

KENNETH R. PEAK ....................    10,000          *              $ 6.00          6/30/08         182,492          317,566

JAMES E. FARRELL ...................    35,000          3%             $15.00         10/31/08         337,550          838,443
                                        35,000                         $25.00         10/31/08              --          488,443




* LESS THAN 1%.


----------
(1) THE 5% AND 10% ASSUMED ANNUAL RATES OF COMPOUNDED STOCK PRICE APPRECIATION ARE MANDATED BY RULES OF THE SEC. THERE CAN BE NO ASSURANCE PROVIDED TO ANY EXECUTIVE OFFICER OR ANY OTHER HOLDER OF EARTHCARE'S SECURITIES THAT THE ACTUAL STOCK PRICE APPRECIATION OVER THE TERM WILL BE AT THE ASSUMED 5% AND 10% LEVELS OR AT ANY OTHER DEFINED LEVEL.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

           The following table sets forth certain information with respect to the value of unexercised in-the-money options held by the Chief Executive Officer and the named executive officers at December 31, 1998. During 1998, Raymond Cash exercised options to acquire 162,500 of Common Stock

                             SECURITIES UNDERLYING                       VALUE OF
                                   NUMBER OF                           UNEXERCISED
                                  UNEXERCISED                          IN-THE-MONEY
                                    OPTIONS                              OPTIONS
                                 AT FY-END (#)                      AT FY-END ($) (1)
                             ---------------------                  -----------------

     NAME                EXERCISABLE        UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
     ----                -----------        -------------      -----------      -------------
Raymond Cash                     0                    0                0                  0

Donald F.                        0              525,000                0          1,656,250
Moorehead, Jr.

Terry W. Patrick                 0              525,000                0          1,656,250

James E. Farrell                 0               70,000                0              8,750

Kenneth R. Peak             10,000                    0          102,500                  0


----------
(1) Based on a closing price of $15.25 per share of Common Stock on December 31, 1998, 695,000 of the options were in-the-money as of December 31, 1998.


NONCOMPETITION AND EMPLOYMENT CONTRACTS

         On June 1, 1998, EarthCare entered into employment agreements with Messrs. Moorehead, Patrick and Peak. Mr. Moorehead's agreement provides for Mr. Moorehead to serve in the capacity of Chief Executive Officer and Chairman of the Board of EarthCare. Mr. Patrick's agreement provides for Mr. Patrick to serve in the capacity of President and Chief Operating Officer. Mr. Peak's agreement provided for Mr. Peak to serve in the capacity of Vice President and Chief Financial Officer. Mr. Moorehead and Mr. Patrick will receive a base salary of $175,000 and $150,000, respectively, annually and are each eligible for an annual bonus, which will be a minimum of 50% of the annual salary under the agreement. Mr. Peak received a base salary of $100,000 annually and was eligible for an annual bonus, at a minimum of 25% of the annual salary under the agreement. Effective October 9, 1998, Mr. Peak resigned as Vice President and Chief Financial Officer of EarthCare and his agreement terminated November 1, 1998.

         The employment agreements for Mr. Moorehead and Mr. Patrick are for a term of five years, with automatic renewal for twelve month periods. The agreements provide that upon the merger, consolidation or other business combination of EarthCare with another publicly traded or private entity where EarthCare is not the surviving entity or upon the sale of substantially all of EarthCare's assets, the executive is entitled to terminate the agreement and receive a severance payment equal to the remaining salary and bonus for each of the remaining years (or portions thereof) under the full term of the agreement. The employment agreements also provide that the executive is entitled to participate in any stock option plan instituted by EarthCare. The executives are also bound by a noncompetition and nonsolicitation clause for the term of the agreement and for one year after termination of employment. Mr. Moorehead and Mr. Patrick elected not to take any salary until January 1, 1999.

       On October 9, 1998, EarthCare entered into an employment agreement with Mr. James Farrell which provides for Mr. Farrell to serve in the capacity of Vice President and Chief Financial Officer of EarthCare and provides for an annual salary of $95,000. Mr. Farrell may receive an annual bonus, as determined in EarthCare's discretion. The agreement term is two years. The agreement provides that if Mr. Farrell's employment is terminated without cause, he is entitled to receive all compensation to the date of such termination, plus severance pay equal to three months' salary. The employment agreement also provides that Mr. Farrell is entitled to participate in any stock option plan instituted by EarthCare. The agreement also provides for noncompetition and nonsolicitation for the term of the agreement and for one year after termination of employment.

DIRECTOR COMPENSATION

       Non-employee directors are compensated $1,500 for each non-telephonic meeting attended. All directors are reimbursed for any expenses incurred in attending board of committee meetings. Members of the Board of Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. EarthCare made the following grants of options during 1998 to "Non-Employee Directors" (as defined in Rule 16b-3 promulgated under the 1934
Act) for their services as directors: 25,000 options to Mr. Hulligan, 25,000 options to Mr. Roelke and 25,000 options to Mr. Rosborough.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       All of the members of the Board (Messrs. Rock Payne and Raymond Cash and Ms. Joyce Bone) served as members of the Compensation Committee until June 29, 1998, at which time, the Board designated a Compensation Committee composed of Messrs. Cash, Hulligan and Roelke. Mr. Cash is vice chairman of the Board and was president and chief executive officer of EarthCare until June 29, 1998. Mr. Hulligan and Mr. Roelke are not and have not been officers or employees of EarthCare or any of its subsidiaries. Mr. Roelke was chairman of the board of Microlytics, Inc., the predecessor corporation to EarthCare. Transactions between Mr. Cash and EarthCare are described below under Certain Transactions.

                        REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee is responsible for ensuring that a proper system of short and long-term compensation is in place to provide performance oriented incentives to management. Its report on compensation is as follows:

       The Compensation Committee is responsible for administering EarthCare's executive compensation program. Until June of 1998, EarthCare had no compensation committee or other committee of the Board of Directors performing similar functions. Decisions regarding the compensation of executive officers for all periods from inception until June 1998 were made by EarthCare's Board of Directors. The Board of Directors established a Compensation Committee in June 1998, which currently consists of Messrs. Cash, Roelke and Rosborough.

COMPENSATION POLICY

       The Compensation Committee has adopted the following general principles and objectives which it considered in establishing executive compensation levels for 1998 and which it will use to guide future compensation decisions:

       -- EarthCare's compensation programs should be designed to attract and retain highly qualified executives who will be critical to EarthCare's long-term success.

       -- A portion of the executive's total compensation should bear a direct relationship to the operating performance and profitability of EarthCare.

       -- Executives should be recognized and rewarded for high performance and extraordinary results.

       -- Incentive compensation arrangements should provide executives with an opportunity to acquire and increase direct ownership interests in EarthCare and motivate them to build stockholder value by aligning their personal interests with stockholder interests.

EXECUTIVE COMPENSATION PROGRAM

       The Compensation Committee believes that a portion of the compensation paid to executive officers should relate to both the short-term and long-term profitability of EarthCare. Therefore, the executive officers' compensation program is composed of base salary, bonus and long-term incentive compensation.

       Base Salary and Bonus. Base salaries for Messrs. Farrell, Moorehead and Patrick are paid pursuant to the Employment Agreements. In the case of all other executive officers, base salary is determined and fixed by management based on the policies of the Compensation Committee.

       Each of Messrs. Moorehead and Patrick is eligible for an annual cash bonus of a minimum of fifty percent (50%) of his annualized base salary. Mr. Farrell is eligible for a bonus as determined in EarthCare's discretion. The individual bonus percentages for 1998 were established by the Compensation

Committee based upon each officer's level of responsibility within EarthCare and his contributions toward improving operating performance and profitability. The bonus percentages will be reviewed annually by the Compensation Committee and may be adjusted in accordance with these factors or others that the Compensation Committee determines to be relevant at the time.

       The Compensation Committee believes that the bonus portion of the executive compensation program is effective in motivating the executive officers of EarthCare to improve the current profitability of EarthCare. The Compensation Committee also believes that an adequate base salary is necessary to retain effective executive officers and to discourage management decisions which might improve short-term profitability but may not always be in the long-term best interest of EarthCare.

       Long-Term Incentives. The Compensation Committee believes that, in addition to the annual cash bonus arrangements, it is appropriate for EarthCare to provide long-term incentive awards to motivate the executive officers to improve long-term profitability of EarthCare and create value for the stockholders. In 1998, Messrs. Farrell, Moorehead and Patrick received grants of options for the purchase of Common Stock of 525,000, 525,000 and 70,000 shares, respectively. In addition, on March 1, 1999, Messrs. Moorehead and Patrick each received options to acquire 43,352 shares of Common Stock as a bonus incentive for services provided in 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       Compensation arrangements for Mr. Moorehead as Chairman of the Board and Chief Executive Officer were determined based on his employment agreement with respect to base salary and long-term compensation and based on consideration of the factors described above with respect to the bonus amounts.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

       Section 162(m) of the Internal Revenue Code, added as part of the Omnibus Budget Reconciliation Act of 1993, imposes a limitation on deductions that can be taken by a publicly held corporation for compensation paid to certain of its executives. Under Section 162(m), a deduction is denied for compensation paid in a tax year beginning on or after January 1, 1994, to a corporation's chief executive officer or any of its other four most highly compensated officers to the extent that such compensation exceeds $1 million. Certain performance-based compensation, however, is specifically exempt from the deduction limit.

       The Compensation Committee's current policy with respect to the Section 162(m) limitations is to preserve the federal income tax deductibility of executive compensation payments when it is appropriate and in the best interests of EarthCare and its stockholders. For the foreseeable future, the Compensation Committee does not expect Section 162(m) to have any practical effect on EarthCare's compensation program. However, the Committee reserves the right to approve the payment of nondeductible compensation in the future if it deems such payment to be appropriate.

                                                 COMPENSATION COMMITTEE

                                                 Raymond Cash
                                                 Elroy "Gene" Roelke
                                                 Brian Rosborough


       THE FOREGOING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE 1933 ACT OR UNDER THE 1934 ACT (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT EARTHCARE SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                          STOCK PRICE PERFORMANCE GRAPH

       The following line graph compares the percentage change in cumulative stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index. The graph compares the percentage change in the return on the Common Stock since November 1, 1998, the first day of the month during which EarthCare's Registration Statement on Form 10 became effective. The stock price performance graph assumes an investment of $100 in EarthCare on November 1, 1998 and an investment of $100 in the S&P 500 Index and the Dow Jones Transportation index on such date. Stock price performance as presented is not necessarily indicative of future results.

EARTHCARE PERFORMANCE COMPARISON GRAPH

Period of 11/1/98 - 12/31/98
$100 dollar investment performance


                             $100 PERFORMANCE GRAPH

    DATE            EARTHCARE           S&P 500              DJ TRANSPORTATION
    ----            ---------           -------              -----------------

   11/2/98           $100.00            $100.00                   $100.00
   11/9/98           $103.33            $100.64                   $ 98.47
  11/16/98           $100.83            $102.18                   $ 98.81
  11/23/98           $103.33            $106.89                   $102.00
  11/30/98           $102.50            $104.68                   $102.58
   12/7/98           $102.50            $106.85                   $105.45
  12/14/98           $100.00            $102.66                   $ 96.74
  12/21/98           $ 98.33            $108.21                   $102.39
  12/28/98           $ 98.33            $110.25                   $102.91
  12/31/98           $101.67            $110.58                   $106.58

       THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS EXCEPT TO THE EXTENT THAT EARTHCARE SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


                                  OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the 1934 Act requires executive officers and directors of EarthCare and persons who beneficially own more than ten percent of EarthCare's Common Stock to file with the Securities and Exchange Commission certain reports, and to furnish copies thereof to EarthCare, with respect to each such person's beneficial ownership of EarthCare's equity securities. Based solely upon a review of the copies of such reports furnished to EarthCare and certain representations of such persons, EarthCare believes that all filings were timely.

ANNUAL REPORT TO STOCKHOLDERS

       The Annual Report of EarthCare for the year ended December 31, 1998, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

ANNUAL REPORT ON FORM 10-K

       EARTHCARE WILL PROVIDE WITHOUT CHARGE, AT THE WRITTEN REQUEST OF ANY RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE, A COPY OF EARTHCARE'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT EXHIBITS THERETO. EarthCare will provide copies of the exhibits, should they be requested by eligible Stockholders, and EarthCare may impose a reasonable fee for providing such exhibits. Request for copies of EarthCare's Annual Report on Form 10-K should be mailed to:

                                EarthCare Company
                          14901 Quorum Drive, Suite 200
                               Dallas, Texas 75240
                          Attention: Investor Relations

STOCKHOLDER PROPOSALS

         Any stockholder proposals intended to be presented at EarthCare's 1999 Annual Meeting of Stockholders must be received by EarthCare on or before December 7, 1999 to be eligible for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

OTHER MATTERS

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, should any additional matters come before the Annual Meeting, the enclosed proxy grants discretionary authority to the proxies named therein with respect to any such matters.

EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by EarthCare. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by telephone, telegraph or mail by 1 or more employees of EarthCare. EarthCare also will reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of EarthCare's Common Stock.

                                                                        APPENDIX



                                EARTHCARE COMPANY
                             1999 STOCK OPTION PLAN

                                    SECTION 1
                             BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interests of EarthCare Company through the granting of Options in order (1) to attract and retain Employees, Directors and Consultants, (2) to provide an additional incentive to Employees, Directors and Consultants to work to increase the value of Stock and (3) to provide Employees, Directors and Consultants with a stake in the future of the Company that corresponds to the stake of each of the Company's stockholders.

                                    SECTION 2
                                   DEFINITIONS

Each term set forth in this Section 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

2.1 Board -- means the Board of Directors of the Company.

2.2 Change in Control -- means a change in the control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the 1934 Act or any successor thereto; provided, however, that without limiting the foregoing, a Change in Control of the Company also shall be deemed to have occurred if:

(a) any "person" (as defined under Section 3(a) (9) of the 1934 Act) or "group" of persons (as provided under Rule 13d-3 of the 1934 Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the 1934 Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the 1934
Act), of capital stock of the Company the holders of which are entitled to vote ("voting stock") representing that percentage of the Company's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the 1934 Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than 30% of all such voting stock;

(b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof. Any person becoming a director after such date whose election, or nomination for election, is, at any time, approved by a vote of at least two-thirds of the directors comprising the Incumbent Board shall be considered as though he were a member of the Incumbent Board;

(c) the Company combines with another person or entity, whether through a merger, asset sale, reorganization or otherwise, and (i) any person or group of persons holds at any time after such combination, voting stock equal to or greater than 30% of all such voting stock determined by reference to the voting securities of the surviving entity, or (ii) the Company's directors, as of the date immediately before such combination, constitute less than a majority of the board of directors of the combined entity;

(d) the shareholders of the Company approve any merger, consolidation or share exchange as a result of which the voting stock of the Company shall be changed, converted or exchanged (other than a merger solely with a wholly owned subsidiary of the Company), or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company in a single transaction or in a series of transactions;

(e) the shareholders of the Company approve any merger or consolidation to which the Company is a party or a share exchange in which the Company shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 70% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange; or

(f) both the incumbent Chief Executive Officer and Chief Operating Officer of the Company on the date hereof leave the employ of the Company for a period in excess of 12 months.

For purposes of this definition, the Committee, by a majority vote, shall have the power to determine on the basis of information known to them (i) the number of shares beneficially owned by any person, entity or group; (ii) whether there exists an agreement, arrangement or understanding with another as to matters referred to in this definition; and (iii) such other matters with respect to which a determination is necessary under this definition. The Committee shall have the specific authority to determine whether a Change in Control has transpired under the guidance of this Section 2.2 and shall be required to give each holder of Options notice of a Change in Control.

2.3 Code -- means the Internal Revenue Code of 1986, as amended.

2.4 Committee -- means the Compensation Committee appointed by the Board. If the Company is subject to Rule 16b-3, each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 and, if the Company is a publicly held corporation within the meaning of Code Section 162(m), each Committee member must be an "outside director" within the meaning of Code Section 162(m).

2.5 Company -- means EarthCare Company and any successor to EarthCare Company.

2.6 Consultant -- means any person providing services to the Company as an independent contractor.

2.7 Director -- means a "non-employee director" within the meaning of Rule
16b-3.

2.8 Effective Date -- means the effective date as set forth in Section 4.

2.9 Employee -- means an employee of the Company or any entity that would be treated as a single employer with the Company under Code Section 414(c) if "50 percent" were substituted for "80 percent" in the regulations under such section; provided, however, that solely for purposes of granting ISOs, the term "Employee" means an employee of the Company or any Subsidiary or Parent.

2.10 Fair Market Value -- means as of any date (a) if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts, or (b) if the Stock is quoted on a national quotation system,
(1) the closing price of the Stock on such date on such national quotation system, (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the preceding business day or (3) if there was no quotation on the preceding business day, the value determined by the Committee in accordance with this Section.

2.11 ISO -- means an Option that is intended to satisfy the requirements of Code
Section 422.

2.12 1933 Act -- means the Securities Act of 1933, as amended.

2.13 1934 Act -- means the Securities Exchange Act of 1934, as amended.

2.14 Non-ISO - means an Option that either expressly or operationally does not satisfy the requirements of Code Section 422.

2.15 Option -- means an option to purchase Stock granted in accordance with
Section 7.

2.16 Option Agreement -- means the document that sets forth the terms and conditions of an Option.

2.17 Optionee -- means the Employee, Director or Consultant receiving an Option.

2.18 Option Price -- means the price to purchase one share of Stock upon the exercise of an Option.

2.19 Parent -- means any corporation that is a parent corporation of the Company within the meaning of Code Section 424(e).

2.20 Participant -- means all Employees, Directors and Consultants eligible to receive Options under the Plan.

2.21 Plan -- means this EarthCare Company 1999 Stock Option Plan, as amended from time to time.

2.22 Rule 16b-3 -- means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.23 Stock -- means the $.0001 par value common stock of the Company.

2.24 Subsidiary -- means a corporation that is a subsidiary corporation (within the meaning of Code Section 424(f)) of the Company.

2.25 Ten Percent Shareholder -- means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

                                    SECTION 3
                           SHARES RESERVED UNDER PLAN

There shall be 1,500,000 shares of Stock authorized for issuance under this Plan. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of the Option shall be available for use in future grants under this Plan. However, any shares of Stock used to satisfy a withholding obligation shall not be available for use in future grants under this Plan.

                                    SECTION 4
                                 EFFECTIVE DATE

The effective date of this Plan shall be September 22, 1998, the date of its adoption by the Board; provided, however, that an ISO shall not be effective unless the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of the Plan within 12 months after the Effective Date. Any ISO granted before the shareholder approval shall automatically be granted subject to such approval.

                                    SECTION 5
                                    COMMITTEE

This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. Any action of the Committee shall be binding on the Company, on each affected Optionee and on each other person directly or indirectly affected by such action.

                                    SECTION 6
                        ELIGIBILITY AND ANNUAL GRANT CAPS

Employees, Directors and Consultants shall be eligible for the grant of Options. No Employee, Director or Consultant in any calendar year shall be granted an Option to purchase more than the number of shares of Stock as determined by the Committee for each calendar year.

                                    SECTION 7
                                     OPTIONS

7.1 Committee Action. The Committee acting in its absolute discretion may grant Options to Participants from time to time. Each grant of an Option shall be evidenced by an Option Agreement. The Option Agreement shall describe whether the Option is an ISO or a Non-ISO and shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO.

7.2 $100,000 Limit for ISOs. To the extent that the aggregate Fair Market Value of Stock subject to ISOs that first becomes exercisable in any calendar year (determined as of the date the ISO is granted) exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code Section 422 and (b) is granted to an Employee under another plan maintained by the Company, a Subsidiary or Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this
Section 7.2 in accordance with Code Section 422(d) or any successor section. This Section 7.2 shall be in effect only for so long as the $100,000 limitation is in effect under Code Section 422 or any successor section.

7.3 Option Price. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Option Agreement can provide for the payment of the Option Price either in cash, by check or in Stock that has been held for at least 6 months, or in any combination of cash, check and such Stock. The Option Price may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

7.4 Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option shall be exercisable after the earlier of

(a) the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted, or

(b) the tenth anniversary of the date the Option is granted, if the Option is
(i) a Non-ISO or (ii) an ISO that is granted to an Employee who is not a Ten Percent Shareholder on the date the Option is granted. An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided an Option Agreement for an ISO must incorporate the post-employment exercise restrictions of Code Section 422.

                                    SECTION 8
                               NONTRANSFERABILITY

An Option shall not be transferable by an Optionee other than by will or by the laws of descent and distribution. During an Optionee's lifetime, an Option shall be exercisable only by the Optionee; however, the person or persons to whom an Option is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Optionee under this Plan.

                                    SECTION 9
                             SECURITIES REGISTRATION

Each Option Agreement shall provide that, upon the receipt of Stock, the Optionee shall, if so requested by the Company, (a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Optionee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Optionee; provided, however, that the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Optionee.

                                   SECTION 10
                                  LIFE OF PLAN

No Option shall be granted under this Plan on or after the earlier of:

(a) the tenth anniversary of the Effective Date, in which event this Plan shall continue in effect until all outstanding Options have been exercised in full or are no longer exercisable, or

(b) the date on which all of the Stock authorized for issuance under Section 3 has been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 11
                                   ADJUSTMENT

11.1 Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, changes such as stock dividends or stock splits, the following shall be adjusted by the Committee in an equitable manner to reflect such change:

(a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under Section 3, and

(b) the number, kind or class (or any combination thereof) of shares of Stock subject to Options and the Option Price of such Options.

11.2 Mergers. The Committee as part of any corporate transaction described in Code Section 424(a) shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with Code Section 424(a)):

(a) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under Section 3, and

(b) the number, kind or class (or any combination thereof) of shares of Stock subject to Options and the Option Price of such Options.

The Committee may grant (in any manner that the Committee in its discretion deems consistent with Code Section 424(a)) Options to effect the assumption of, or the substitution for, options previously granted by any other corporation to the extent that a corporate transaction described in Code Section 424(a) calls for such substitution or assumption of such options.

11.3 Fractional Shares. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares of Stock authorized for issuance under Section 3" within the meaning of Section 13.

                                   SECTION 12
                                CHANGE IN CONTROL

In the event of a Change of Control, all outstanding Options shall vest in full upon the effective time of such Change of Control.

                                   SECTION 13
                            AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that in the event any such amendment (a) increases the number of shares of Stock authorized for issuance under Section 3 or (b) changes the class of employees eligible for ISOs, no further ISOs may be granted, unless shareholder approval of such amendment is obtained within 12 months of the date the amendment is adopted. The Board also may suspend the granting of Options at any time and may terminate this Plan at any time; provided, however, that neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Option granted before such suspension or termination unless (i) the Optionee consents in writing to such modification, amendment or cancellation, (ii) there is a dissolution or liquidation of the Company or a transaction described in
Section 11 or (iii) pursuant to Section 14.6.

                                   SECTION 14
                                  MISCELLANEOUS

14.1 Shareholder Rights. No Optionee shall have any rights as a shareholder of the Company as a result of the grant of an Option or his or her exercise of such Option pending the actual delivery of the Stock subject to such Option to such Optionee.

14.2 No Contract of Employment. The grant of an Option shall not constitute a contract of employment and shall not confer on an Optionee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Agreement.

14.3 Withholding. Each grant of an Option shall be made subject to the condition that the Optionee consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Option. The Committee also shall have the right to provide in an Option Agreement that an Optionee may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or her under this Plan.

14.4 Construction. All references to sections (Section) are to sections (Section) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Delaware, without regard to its rules of conflicts of laws.

14.5 Other Conditions. Each Option Agreement may require that an Optionee (as a condition to the exercise of an Option) enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or provides for the repurchase of such Stock by the Company under certain circumstances.

14.6 Rule 16b-3. The Committee shall have the right to amend any grant of an Option or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Optionee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act and the rules promulgated thereunder might be applicable to such grant or transfer.

14.7 Loans. If approved by the Committee, the Company may lend money to, or guarantee loans made by a third party to, any Optionee to finance the exercise of any Option, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash. If approved by the Committee, the Company also may, in accordance with an Optionee's instructions, transfer Stock acquired in the exercise of an Option directly to a third party in connection with any arrangement made by the Optionee for financing the exercise of such Option.

14.8 Termination of Employment. Except as otherwise provided in any employment agreement between the Company and any Employee, in the event of an Employee's termination of employment, Employee shall be entitled to all options vested as of the termination date and all unvested options shall lapse and become null and void.

IN WITNESS WHEREOF, EarthCare Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

EARTHCARE COMPANY


By:
   -------------------------

Date:
     -----------------------

                               EARTHCARE COMPANY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 ON MAY 6, 1999

    The undersigned hereby appoints Donald F. Moorehead, Jr. and Terry W. Patrick and each of them, with full power of substitution and resubstitution, as proxies for and in the name of the undersigned, to vote all shares of Common Stock of EarthCare Company ("EarthCare") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 6, 1999, at 10:00 a.m., local time, at EarthCare's offices at 14901 Quorum Drive, Suite 200, Dallas, Texas, or at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Such proxies are directed to vote on the matters described in the Notice of Annual Meeting of Stockholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS LISTED BELOW.

1. To elect two (2) directors to serve until the 2002 Annual Meeting of
Stockholders:

  Elroy "Gene" Roelke            Earl E. DeFrates

  [ ]  FOR THE NOMINEES                        [ ]  WITHHOLD AUTHORITY
      (except as marked to the contrary below)        to vote for the nominees
listed

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. To approve the 1999 Stock Option Plan:

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

3. To ratify appointment of PricewaterhouseCoopers as EarthCare's independent public accountants:

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED,
                  THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

                                                 DATE:

                                               ------------------------------- ,
                                                 1999
                                                           (SIGNATURE)

                                                 -------------------------------
                                                   (SIGNATURE IF HELD JOINTLY)

                                                 -------------------------------
                                                     (TITLE OR AUTHORITY, IF
                                                           APPLICABLE)

                                                 Please sign exactly as your
                                                 name or names appear hereon.
                                                 Where more than one owner is
                                                 shown above, each should sign.
                                                 When signing in a fiduciary or
                                                 representative capacity, please
                                                 give full title. If this proxy
                                                 is submitted by a corporation,
                                                 it should be executed in the
                                                 full corporate name by a duly
                                                 authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by authorized
                                                 person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON MAY 6, 1999. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.